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                CONSENT OF PERSON NOMINATED TO BECOME A DIRECTOR
                  AND DESIGNATED TO BECOME AN EXECUTIVE OFFICER

        I, Terry L. Brubaker, hereby consent to the use, in the Registration Statement on Form S-1 of American Security Inc., a Delaware corporation (the "Company"), to which this consent is filed as an exhibit included therein, of my name as a person nominated to become a Director of the Company and designated to become an executive officer of the Company.



                                         /s/ Terry L. Brubaker
                                         ---------------------------------
                                         Terry L. Brubaker
                                         July 31, 1998